Exhibit 99.1

FOR IMMEDIATE RELEASE

SANUWAVE HEALTH REPORTs FIRST QUARTER FinANCIAL RESULTS

AND PROVIDes A BUSINESS UPDATE

SUWANEE, GA, May 16, 2017 – SANUWAVE Health, Inc. (OTCQB: SNWV), today reported financial results for the three months ended March 31, 2017 and provided a business update. The Company will host a conference call at 9AM Eastern Time on Tuesday, May 16, 2017.

Highlights of the first quarter and recent weeks:

●

The Company hired André Mouton to head the Company’s international sales and relations. André’s focus is on adding additional countries and regions to our portfolio and centralize the management of SANUWAVE’s existing distributor and customer base.

●

SANUWAVE launched a blog entitled “SHOCK THIS” to bring together in one setting various information about the Company, the products and the science behind the technology in a useful and entertaining way. Two blogs have been published to date, with a third coming shortly. Please visit our website at www.sanuwave.com to view the blogs.

●

SANUWAVE has appointed LOK North America to act as Territory Sales Manager for sourcing and screening of potential distributors for the Company’s products in Canada. LOK North America will give SANUWAVE an extended reach and establish rigorous evaluation methods of the regional distribution options in Canada to ensure the development of a strong distribution network.

●	SANUWAVE exhibited, in conjunction with Ortho-Medico, a member of B&Co, at EWMA in Amsterdam, The Netherlands on May 3 -5, 2017.

“The first quarter came in as we had expected and announced on our most recent conference call. The weakness was due to economic concerns in South Korea. The good news is since the recent election in South Korea and a successful Korea Diabetic Conference, held in BEXCO from May 11th to 13th orders have returned and the outlook in South Korea for 2017 remains very robust. We also remain on track to add 3 new countries in the second quarter and 7-10 during the full year, as we had indicated on our year end conference call. Lastly, we have submitted our response to the FDA’s questions and are hopeful of a positive response by year end,” stated Kevin Richardson, CEO and Chairman.

First Quarter Financial Results

Revenues for the three months ended March 31, 2017 were $149,569, compared to $269,324 for the same period in 2016, a decrease of $119,755, or 44%. Revenues resulted primarily from sales in Europe, Asia and Asia/Pacific of our orthoPACE device and related applicators. The decrease in revenues for 2017 was due to lower sales of new orthoPACE devices and applicators, lower applicator refurbishments and lower wound kit sales in Europe and Asia/Pacific in 2017.

Research and development expenses for the three months ended March 31, 2017 were $260,338, compared to $309,955 for the same period in 2016, a decrease of $49,617, or 16%. Research and development expenses decreased in 2017 due to lower payments to consultants related to the de novo petition submission to the FDA in July 2016.

General and administrative expenses for the three months ended March 31, 2017 were $448,606, as compared to $499,132 for the same period in 2016, a decrease of $50,526, or 10%. The decrease in general and administrative expenses is primarily due to reduced salary and related costs due to reduction in headcount in June 2016, lower rent expense due to move to new facility and lower travel expenses.

Net loss for the three months ended March 31, 2017 was $493,532, or ($0.00) per basic and diluted share, compared to a net loss of $1,724,576, or ($0.02) per basic and diluted share, for the same period in 2016, a decrease in the net loss of $1,231,044, or 71%. The decrease in the net loss for 2017 was primarily due to a gain on warrant valuations and lower operating expenses as noted above.

Conference Call

The Company will also host a conference call on Tuesday, May 16, 2017, beginning at 9AM Eastern Time to discuss the first quarter financial results, provide a business update and answer questions. Shareholders and other interested parties can participate in the conference call by dialing 866-682-6100 (U.S.) or 862-255-5401 (international) or via webcast at http://www.investorcalendar.com/IC/CEPage.asp?ID=175965.

A replay of the conference call will be available beginning two hours after its completion through May 30, 2017, by dialing 877-481-4010 (U.S.) or 919-882-2331 (international) and entering Conference ID 10400.

About SANUWAVE Health, Inc.

SANUWAVE Health, Inc. (OTCQB:SNWV) (www.sanuwave.com) is a shock wave technology company initially focused on the development and commercialization of patented noninvasive, biological response activating devices for the repair and regeneration of skin, musculoskeletal tissue and vascular structures. SANUWAVE’s portfolio of regenerative medicine products and product candidates activate biologic signaling and angiogenic responses, producing new vascularization and microcirculatory improvement, which helps restore the body’s normal healing processes and regeneration. SANUWAVE applies its patented PACE technology in wound healing, orthopedic/spine, plastic/cosmetic and cardiac conditions. Its lead product candidate for the global wound care market, dermaPACE®, is CE Marked throughout Europe and has device license approval for the treatment of the skin and subcutaneous soft tissue in Canada, Australia and New Zealand. In the U.S., dermaPACE is currently under the FDA’s de novo petition review process for the treatment of diabetic foot ulcers. SANUWAVE researches, designs, manufactures, markets and services its products worldwide, and believes it has demonstrated that its technology is safe and effective in stimulating healing in chronic conditions of the foot (plantar fasciitis) and the elbow (lateral epicondylitis) through its U.S. Class III PMA approved OssaTron® device, as well as stimulating bone and chronic tendonitis regeneration in the musculoskeletal environment through the utilization of its OssaTron, Evotron® and orthoPACE® devices in Europe, Asia and Asia/Pacific. In addition, there are license/partnership opportunities for SANUWAVE’s shock wave technology for non-medical uses, including energy, water, food and industrial markets.

Forward-Looking Statements

This press release may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, such as statements relating to financial results and plans for future business development activities, and are thus prospective. Forward-looking statements include all statements that are not statements of historical fact regarding intent, belief or current expectations of the Company, its directors or its officers. Investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, many of which are beyond the Company’s ability to control. Actual results may differ materially from those projected in the forward-looking statements. Among the key risks, assumptions and factors that may affect operating results, performance and financial condition are risks associated with the regulatory approval and marketing of the Company’s product candidates and products, unproven pre-clinical and clinical development activities, regulatory oversight, the Company’s ability to manage its capital resource issues, competition, and the other factors discussed in detail in the Company’s periodic filings with the Securities and Exchange Commission. The Company undertakes no obligation to update any forward-looking statement.

For additional information about the Company, visit www.sanuwave.com.

Contact:

Millennium Park Capital LLC
Christopher Wynne
312-724-7845
cwynne@mparkcm.com

SANUWAVE Health, Inc.
Kevin Richardson II
Chairman of the Board
978-922-2447
investorrelations@sanuwave.com

(FINANCIAL TABLES FOLLOW)

SANUWAVE HEALTH, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(UNAUDITED)

	March 31,	December 31,
	2017	2016
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$97,538	$133,571
Accounts receivable, net of allowance for doubtful accounts	451,369	460,799
Inventory	202,879	231,953
Prepaid expenses	115,377	87,823
TOTAL CURRENT ASSETS	867,163	914,146

PROPERTY AND EQUIPMENT, at cost, less accumulated depreciation	70,818	76,938

OTHER ASSETS	13,841	13,786
TOTAL ASSETS	$951,822	$1,004,870

LIABILITIES
CURRENT LIABILITIES
Accounts payable	$1,033,341	$712,964
Accrued expenses	546,829	375,088
Accrued employee compensation	64,860	64,860
Interest payable, related parties	246,264	109,426
Short term loan, net	100,000	47,440
Warrant liability	861,525	1,242,120
Notes payable, related parties, net	5,367,912	5,364,572
TOTAL LIABILITIES	8,220,731	7,916,470

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' DEFICIT
PREFERRED STOCK, SERIES A CONVERTIBLE, par value $0.001, 6,175 authorized; 6,175 shares issued and 0 shares outstanding in 2017 and 2016	-	-

PREFERRED STOCK, SERIES B CONVERTIBLE, par value $0.001, 293 authorized; 293 shares issued and 0 shares outstanding in 2017 and 2016, respectively	-	-

PREFERRED STOCK - UNDESIGNATED, par value $0.001, 4,993,532 shares authorized; no shares issued and outstanding	-	-

COMMON STOCK, par value $0.001, 350,000,000 shares authorized; 138,815,329 and 137,219,968 issued and outstanding in 2017 and 2016, respectively	138,815	137,220

ADDITIONAL PAID-IN CAPITAL	92,569,540	92,436,697

ACCUMULATED DEFICIT	(99,926,980)	(99,433,448)

ACCUMULATED OTHER COMPREHENSIVE LOSS	(50,284)	(52,069)
TOTAL STOCKHOLDERS' DEFICIT	(7,268,909)	(6,911,600)
TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIT	$951,822	$1,004,870

SANUWAVE HEALTH, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE LOSS

(UNAUDITED)

	Three Months Ended	Three Months Ended
	March 31,	March 31,
	2017	2016

REVENUES	$149,569	$269,324

COST OF REVENUES (exclusive of depreciation and amortization shown below)	55,144	73,181

OPERATING EXPENSES
Research and development	260,338	309,955
General and administrative	448,606	499,132
Depreciation	6,120	836
Amortization	-	76,689
Gain of sale of assets, property and equipment	-	(1,000)
TOTAL OPERATING EXPENSES	715,064	885,612

OPERATING LOSS	(620,639)	(689,469)

OTHER INCOME (EXPENSE)
Gain (loss) on warrant valuation adjustment and conversion	323,223	(797,697)
Interest expense, net	(192,738)	(234,430)
Loss on foreign currency exchange	(3,378)	(2,980)
TOTAL OTHER INCOME (EXPENSE), NET	127,107	(1,035,107)

NET LOSS	(493,532)	(1,724,576)

OTHER COMPREHENSIVE LOSS
Foreign currency translation adjustments	1,785	2,972
TOTAL COMPREHENSIVE LOSS	$(491,747)	$(1,721,604)

LOSS PER SHARE:
Net loss - basic and diluted	$0.00	$(0.02)

Weighted average shares outstanding - basic and diluted	138,042,070	75,220,485

SANUWAVE HEALTH, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(UNAUDITED)

	Three Months Ended	Three Months Ended
	March 31,	March 31,
	2017	2016

CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(493,532)	$(1,724,576)
Adjustments to reconcile net loss to net cash used by operating activities to net cash used by operating activities
Depreciation	6,120	836
Change in allowance for doubtful accounts	5,152	1,052
Amortization	-	76,689
Stock-based compensation - employees, directors and advisors	-	4,500
(Gain) loss on warrant valuation adjustment	(323,223)	873,118
Amortization of debt discount	55,900	5,694
Amortization of debt issuance costs	-	74,549
Gain on sale of asset, property and equipment	-	(1,000)
Changes in assets - (increase)/decrease
Accounts receivable - trade	4,278	27,370
Inventory	29,074	26,413
Prepaid expenses	(27,554)	(23,530)
Other	(55)	(94)
Changes in liabilities - increase/(decrease)
Accounts payable	320,377	(153,022)
Accrued expenses	171,741	(107,371)
Accrued employee compensation	-	44,613
Interest payable, related parties	136,838	(56,835)
Promissory notes, accrued interest	-	(79,948)
NET CASH USED BY OPERATING ACTIVITIES	(114,884)	(1,011,542)

CASH FLOWS FROM INVESTING ACTIVITIES
Proceeds from sale of property and equipment	-	1,000
NET CASH PROVIDED BY INVESTING ACTIVITIES	-	1,000

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from warrant exercise	77,066	-
Proceeds from 2016 Public Offering, net	-	1,352,775
Proceeds from convertible promissory notes, net	-	106,000
NET CASH PROVIDED BY FINANCING ACTIVITIES	77,066	1,458,775

EFFECT OF EXCHANGE RATES ON CASH	1,785	2,972

NET (DECREASE) INCREASE IN CASH AND CASH EQUIVALENTS	(36,033)	451,205

CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	133,571	152,930
CASH AND CASH EQUIVALENTS, END OF PERIOD	$97,538	$604,135

SUPPLEMENTAL INFORMATION
Cash paid for interest, related parties	$-	$209,549